UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2022

Worksport Ltd

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40681	35-2696895
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

55 Beaver Creek Road #40

Richmond Hill, Ontario, Canada L4B 1E5

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	WKSP	The Nasdaq Stock Market LLC
Warrants to purchase common stock	WKSPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 14, 2022, Worksport Ltd, a Nevada corporation (the “Company”), held its virtual 2022 Annual Stockholders’ Meeting (the “Meeting”).

At the close of business on September 19, 2022, the Record Date, there were 17,190,016 shares of common stock and 100 shares of Series A Preferred Stock outstanding. Holders of our common stock are entitled to one vote per share. The Series A Preferred Stock was entitled to an aggregate of 17,891,753 votes. Pursuant to the Certificate of Designation of the Series A Prereffered Stock, the Series A Preferred Stock votes on all matters as the common stock, as one class unless otherwise prohibited by law, and shall represent 51% of the total power of the Company regardless of the number of shares of Series A Preferred Stock that are outstanding. Steven Rossi, the Company’s Chief Executive Officer, President and Chairman of the Board, owns 100% of the outstanding shares of Series A Preferred Stock.

At the Meeting, the combined holders of 21,874,158 shares of the voting stock entitled to notice of and to vote at the Meeting were represented in person or by proxy, representing approximately 62.4% of the outstanding voting shares, and thereby a quorum pursuant to the Nevada Revised Statutes and the bylaws of the Company was present for the transaction of business at the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

1.	Election of the five nominees to the Board:

Name	Votes For	Withheld	Broker Non-Votes
Steve Rossi	19,402,906	49,718	2,421,534
Lorenzo Rossi	19,271,775	180,849	2,421,534
Craig Loverock	19,336,232	116,392	2,421,534
William Caragol	19,338,371	114,253	2,421,534
Ned L. Siegel	19,337,608	115,016	2,421,534

Each director nominee was elected to serve as a director until the Company’s 2023 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death, or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.	Approval of Worksport Ltd 2022 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,945,665	407,196	99,763	2,421,534

The affirmative vote of the holders of a majority of the outstanding shares was required for approval. The Worksport Ltd 2022 Equity Incentive Plan was approved.

3.	Adjournment of the meeting to permit further solicitation of proxies, if necessary or appropriate:

Votes For	Votes Against	Abstentions
21,504,482	310,271	59,405

The affirmative vote of the holders of a majority of the outstanding shares was required for approval. The proposal was approved.

Item 8.01 Other Events.

Steven Rossi, the Chief Executive Officer, President and Chairman of the Board of the Company, made a presentation at the Meeting. A copy of the presentation as presented at the Meeting is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Item	Title

99.1	Worksport Ltd 2022 Stockholders’ Meeting Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORKSPORT LTD
(Registrant)

Dated: November 16, 2022	/s/ Steven Rossi
Steven Rossi, Chief Executive Officer